REGISTRATION NO. 333-34069
============================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                     POST-EFFECTIVE AMENDMENT NO. 1 TO
                                  FORM S-8
                           REGISTRATION STATEMENT
                      UNDER THE SECURITIES ACT OF 1933

                     CHAMPION INTERNATIONAL CORPORATION
           (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

       NEW YORK                                    13-1427390
 (STATE OR OTHER JURISDICTION OF                 (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                  IDENTIFICATION NO.)

                             ONE CHAMPION PLAZA
                        STAMFORD, CONNECTICUT 06921
                               (203) 358-7000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                     CHAMPION INTERNATIONAL CORPORATION
                             SAVINGS PLAN #077
                             SAVINGS PLAN FOR HOURLY EMPLOYEES #158
                             NONQUALIFIED SUPPLEMENTAL SAVINGS PLAN
                             MANAGEMENT INCENTIVE DEFERRAL PLAN
                    THE EXECUTIVE RETIREMENT PLAN FOR EMPLOYEES
                        OF WELDWOOD OF CANADA LIMITED
                         (FULL TITLES OF THE PLANS)

                           LAWRENCE A. FOX, ESQ.
                        VICE PRESIDENT AND SECRETARY
                     CHAMPION INTERNATIONAL CORPORATION
                             ONE CHAMPION PLAZA
                        STAMFORD, CONNECTICUT 06921
                               (203) 358-7000
         (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)


         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of the Registration
Statement.


                      CALCULATION OF REGISTRATION FEE

                                                   PROPOSED           PROPOSED
                                AMOUNT              MAXIMUM           MAXIMUM        AMOUNT OF
  TITLE OF SECURITIES            TO BE          OFFERING PRICE       AGGREGATE     REGISTRATION
   TO BE REGISTERED          REGISTERED(1)         PER SHARE       OFFERING PRICE       FEE


     COMMON STOCK,
    $.50 PAR VALUE        5,000,000 SHARES(3)         NA                 NA        $90,247.00(2)


         (1) PLUS SUCH INDETERMINATE NUMBER OF ADDITIONAL SHARES AS MAY BECOME ISSUABLE BY OPERATION OF ANY ADJUSTMENTS TO THE COMMON STOCK.

         (2) THE REGISTRATION FEE WAS PREVIOUSLY PAID IN CONNECTION WITH THE INITIAL FILING OF THE REGISTRATION STATEMENT ON AUGUST 21, 1997. ACCORDINGLY, NO ADDITIONAL FEE IS PAYABLE HEREWITH.

         (3) THE 5,000,000 SHARES OF COMMON STOCK TO BE OFFERED PURSUANT TO THE REGISTRATION STATEMENT AS AMENDED HEREBY CONSIST OF 3,000,000 SHARES ISSUABLE UNDER THE CHAMPION INTERNATIONAL CORPORATION SAVINGS PLAN #077 AND 2,000,000 SHARES ISSUABLE UNDER THE CHAMPION INTERNATIONAL CORPORATION SAVINGS PLAN FOR HOURLY EMPLOYEES #158. NO SHARES OF COMMON STOCK ARE BEING REGISTERED UNDER THE CHAMPION INTERNATIONAL CORPORATION NONQUALIFIED SUPPLEMENTAL SAVINGS PLAN OR MANAGEMENT INCENTIVE DEFERRAL PLAN, OR UNDER THE EXECUTIVE RETIREMENT PLAN FOR EMPLOYEES OF WELDWOOD OF CANADA LIMITED.

IN ADDITION, PURSUANT TO RULE 416(C) UNDER THE SECURITIES ACT OF 1933, THE REGISTRATION STATEMENT AS AMENDED HEREBY ALSO COVERS AN INDETERMINATE AMOUNT OF INTERESTS TO BE OFFERED OR SOLD PURSUANT TO THE EMPLOYEE BENEFIT PLANS DESCRIBED HEREIN.


THIS POST-EFFECTIVE AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(C) OF THE SECURITIES ACT OF 1933, MAY DETERMINE.



                                   PART I

            INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

                  This Post-Effective Amendment No.1 to the Registrant's Registration Statement on Form S-8 (Registration No. 333-34069) is being filed to include therein an indeterminate amount of interests to be offered or sold pursuant to the Champion International Corporation Management Incentive Deferral Plan. The information called for in Part I of Form S-8 will be distributed to participants in the applicable plan.


                                  PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

                  The contents of the Registrant's Registration Statement on Form S-8 (Registration No. 333-34069) are hereby incorporated by reference.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

                  The legality of the shares of Common Stock being offered under the Registration Statement has been passed upon by Lawrence A. Fox, Esq., Vice President and Secretary of the Registrant. A copy of the opinion of Mr. Fox was filed as Exhibit 5 to the Registrant's Registration Statement on Form S-8 (Registration No. 333-34069). Since only interests in the Champion International Corporation Management Incentive Deferral Plan are being registered under this Post-Effective Amendment No. 1, no additional opinion is required.

ITEM 8.  EXHIBITS

                  For a listing of Exhibits to this Post-Effective Amendment No. 1 to the Registration Statement, see the Exhibit Index on page 6 which is incorporated by reference herein.


                                 SIGNATURES

       THE REGISTRANT. PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS POST-EFFECTIVE AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF STAMFORD AND STATE OF CONNECTICUT, ON JANUARY 9, 1998.

                                 CHAMPION INTERNATIONAL CORPORATION
                                            (Registrant)


                                 By   /s/   LAWRENCE A. FOX
                                   ___________________________________
                                          (LAWRENCE A. FOX)
                                      VICE PRESIDENT AND SECRETARY


       PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS POST-EFFECTIVE AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE
INDICATED.

   SIGNATURE                     TITLE                            DATE

                             Chairman of the Board,
                             Chief Executive Officer
                             and Director (Principal
  RICHARD E. OLSON*          Executive Officer)              January 9, 1998
________________________
  (RICHARD E. OLSON)

                             Vice Chairman and Executive
                             Officer and Director (Principal
 KENWOOD C. NICHOLS*         Accounting Officer)             January 9, 1998
_________________________
 (KENWOOD C. NICHOLS)

                             Senior Vice President-
                             Finance (Principal
 FRANK KNEISEL*              Financial Officer)              January 9, 1998
__________________________
 (FRANK KNEISEL)

___________________________  Director
 (LAWRENCE A. BOSSIDY)

  ROBERT A. CHARPIE*         Director                        January 9, 1998
___________________________
 (ROBERT A. CHARPIE)

  H. CORBIN DAY*             Director                        January 9, 1998
___________________________
 (H. CORBIN DAY)

 ALICE F. EMERSON*           Director                        January 9, 1998
___________________________
 (ALICE F. EMERSON)

 ALLAN E. GOTLIEB*           Director                        January 9, 1998
___________________________
 (ALLAN E. GOTLIEB)

  SYBIL C. MOBLEY*           Director                        January 9, 1998
___________________________
 (SYBIL C. MOBLEY)

__________________________   Director
 (WALTER V. SHIPLEY)


 RICHARD E. WALTON*          Director                        January 9, 1998
_________________________
 (RICHARD E. WALTON)

 JOHN L. WEINBERG*           Director                        January 9, 1998
__________________________
 (JOHN L. WEINBERG)


*By  /s/ LAWRENCE A. FOX
    ______________________
       (LAWRENCE A. FOX)


        A MANUALLY SIGNED POWER OF ATTORNEY AUTHORIZING STEPHEN B. BROWN, LAWRENCE A. FOX AND RICHARD E. OLSON AND EACH OF THEM TO SIGN THE
REGISTRATION STATEMENT AND ALL AMENDMENTS THERETO AS ATTORNEYS FOR DIRECTORS AND CERTAIN OFFICERS OF THE REGISTRANT WAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS EXHIBIT 24 TO THE REGISTRATION STATEMENT.


        THE PLANS. PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE PENSION AND EMPLOYEE BENEFITS COMMITTEE, THE ADMINISTRATOR OF THE REGISTRANT'S PLANS DESCRIBED HEREIN, HAS DULY CAUSED THIS POST-EFFECTIVE AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED, IN THE CITY OF STAMFORD, STATE OF CONNECTICUT, ON JANUARY 9, 1998.

                                CHAMPION INTERNATIONAL CORPORATION
                                   SAVINGS PLAN #077
                                   SAVINGS PLAN FOR HOURLY EMPLOYEES #158
                                   NONQUALIFIED SUPPLEMENTAL SAVINGS PLAN
                                   MANAGEMENT INCENTIVE DEFERRAL PLAN

                                BY     /s/   WILLIAM  C.  FOSTER
                                   _________________________________________
                                            (WILLIAM C. FOSTER)
                                     SENIOR ASSOCIATE COUNSEL - EMPLOYEE
                                       RELATIONS/HUMAN RESOURCES


        PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS OF WELDWOOD OF CANADA LIMITED, THE ADMINISTRATOR OF THE WELDWOOD OF CANADA LIMITED PLAN DESCRIBED HEREIN, HAS DULY CAUSED THIS POST-EFFECTIVE AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED, IN THE CITY OF STAMFORD, STATE OF CONNECTICUT, ON JANUARY 9, 1998.

                                 THE EXECUTIVE RETIREMENT PLAN FOR EMPLOYEES
                                    OF WELDWOOD OF CANADA LIMITED

                                 BY  /s/  KENWOOD C. NICHOLS
                                     ______________________________________
                                          (KENWOOD C. NICHOLS)
                                     CHAIRMAN, COMPENSATION COMMITTEE



                               EXHIBIT INDEX

        Each Exhibit is listed according to the number assigned to it in the Exhibit Table of Item 601 of Regulation S-K.

         EXHIBIT NUMBER              DESCRIPTION

                 5*            Opinion of counsel, including consent

                23.1           Consent of Independent Public Accountants

                23.2*          Consent of counsel (included in Exhibit 5)

                24*            Power of Attorney

* Incorporated by reference to the Registrant's Registration Statement on Form S-8 (Registration No. 333-34069), filed August 21, 1997.